Exhibit (21)

	   LIST OF SUBSIDIARIES OF THE HARTFORD STEAM BOILER
		   INSPECTION AND INSURANCE COMPANY

					STATE/JURISDICTION OF
NAME OF COMPANY                         INCORPORATION/FORMATION

The Allen Insurance Company                  Bermuda
ATOS
 (30% owned by Radian Corporation
 and 70% owned by French interests)          France
The Boiler Inspection and Insurance
 Company of Canada                           Canada
Corporacion Radian, S.A. de C.V.             Mexico
EIG Co.                                      Delaware
Engineering Insurance Company Limited        England
Environment, Transport & Planning, S.L.
 (28% owned by Radian Corporation
 and 72% owned by Environment,
 Planning & Transport, S.L.)                 Spain
The Hartford Steam Boiler Inspection
  and Insurance Company of Connecticut       Connecticut
The Hartford Steam Boiler Inspection and
 Insurance Company of Texas                  Texas
Hartford Steam Boiler Inspection
 Technologies                                California
Hartford Steam Boiler International GmbH     Lingen, Germany
Hartford Steam Boiler (Singapore) PTE Ltd.   Singapore
Health & Environmental Management, Inc.
 (wholly-owned by Radian Corporation)        South Carolina
HSB Associates, Inc.                         New York
HSB Club, Inc.                               Connecticut
HSB Investment Corporation                   Connecticut
HSB Professional Loss Control, Inc.          Tennessee
HSB Reliability Technologies Corp.           Florida
Hemisphere Consulting Corp.
 (wholly-owned by HSB Reliability
 Technologies Corp.)                         Florida
LWA-Urban Transportation & Utilities, Inc.
 (wholly-owned by Radian Corporation)        Georgia
One State Street Intermediaries
 (wholly-owned by HSB Associates, Inc.)      Connecticut
The Polytechnic Club, Inc.                   Connecticut
Radecca, Inc.
 (wholly-owned by Radian Corporation)        Texas
Radian Australia Pty. Ltd.
 (wholly-owned by Radian Corporation)        Australia
Radian Canada, Inc.
 (wholly-owned by Radian Corporation)        Canada
Radian Ceramic Development Corp.
 (wholly-owned by Radian Corporation)        Texas
Radian Corporation                           Texas
Radian D-Tech Inc.
 (wholly-owned by Radian Corporation)        California
Radian Engineering, Inc.
 (wholly-owned by Radian Corporation)        New York
Radian (HK) Limited
 (wholly-owned by Radian Corporation)        Hong Kong
Radian Limited
 (wholly-owned by Radian Corporation)        England
Radian Systems Corp.
 (wholly-owned by Radian Corporation)        Texas
Ra-Hart Investment Company                   Texas
Roper Environmental Engineering, Inc.
 (wholly-owned by Radian Corporation)        Canada
Tesam Hartley
 (25% owned by Radian Corporation,
 37.5% owned by Hartley y Cia Ltda.
 and 37.5% owned by Inversiones Winkel,
 S.A.                                        Chile